                             AMERIGAS PROPANE, INC.

                          CHANGE OF CONTROL AGREEMENT

                               TABLE OF CONTENTS

                                                                                          PAGE NO.
    Agreement...........................................................................      1
    Introduction........................................................................      1
    Section 1.  Definitions.............................................................      2
    Section 2.  Notice of Termination...................................................     11
    Section 3.  Severance Compensation upon Termination.................................     12
    Section 4.  Other Payments..........................................................     13
    Section 5.  Trust Fund..............................................................     13
    Section 6.  Enforcement.............................................................     13
    Section 7.  No Mitigation...........................................................     14
    Section 8.  Non-exclusivity of Rights...............................................     14
    Section 9.  No Set-Off..............................................................     14
    Section 10.  Taxes..................................................................     15
    Section 11.  Certain Reduction of Payments..........................................     15
    Section 12.  Term of Agreement......................................................     17
    Section 13.  Successor Company......................................................     18
    Section 14.  Notice.................................................................     19
    Section 15.  Governing Law..........................................................     20
    Section 16.  Contents of Agreement, Amendment, and Assignment.......................     20
    Section 17.  No Right to Continued Employment.......................................     20
    Section 18.  Successors and Assigns.................................................     20
    Section 19.  Severability...........................................................     21
    Section 20.  Remedies Cumulative; No Waiver.........................................     21
    Section 21.  Miscellaneous..........................................................     21
    Section 22.  Arbitration............................................................     22
    Signatures..........................................................................     23



                                      (i)

                                   AGREEMENT

        Agreement made as of the 27th day of January, 1997, between AmeriGas Propane, Inc., a Pennsylvania corporation (the "Company"), and ___________________________________ (the "Employee").

                                  INTRODUCTION

                  The Employee is presently employed by the Company as its ___________________________________. The Company is an indirect wholly owned subsidiary of UGI Corporation, a Pennsylvania corporation ("UGI"), and is the General Partner of AmeriGas Partners, L.P. and AmeriGas Propane, L.P., Delaware limited partnerships (the "Public Partnership" and the "Operating Partnership," respectively).

                  The Company considers it essential to foster the employment of well qualified key management personnel, and, in this regard, the board of directors of the Company recognizes that, as is the case with many legal entities with publicly held securities, the possibility of a change in control affecting UGI or the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company.

                  The board of directors of the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company's management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company, although no such change is now contemplated.

                  In order to induce the Employee to remain in the employ of the Company, the Company agrees that the Employee shall receive the compensation set forth in this Agreement in the event the Employee's employment with the Company is terminated subsequent to a "Change of Control" (as defined in Section 1 hereof) of the Company as a cushion against the financial and career impact on the Employee of any such Change of Control.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires:

                  (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) "Base Compensation" shall mean the average of the total cash remuneration received by the Employee in all capacities with the Company, and its Subsidiaries or Affiliates, as reported for Federal income tax purposes on Form W-2, together with any amounts the payment of which has been deferred by the Employee under any deferred compensation plan of the Company, and its Subsidiaries or Affiliates, or otherwise and any and all salary reduction authorized amounts under any of the benefit plans or programs of the Company, and its Subsidiaries or Affiliates, but excluding any amounts attributable to the exercise of stock options granted to the Employee under any UGI Stock Option and Dividend

Equivalent Plan, UGI's 1992 Non-qualified Stock Option Plan, or grants of Units made under the AmeriGas Propane, Inc. Long-term Incentive Plan, or their successors, for the five (5) calendar years (or such number of actual full calendar years of employment, if less than five (5)) immediately preceding the calendar year in which occurs a Change of Control or the Employee's Termination Date, whichever period produces the higher amount.

                  (c) A Person shall be deemed the "Beneficial Owner" of any securities: (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;
(ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any securities; provided, however, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

                  (d) "Board" shall mean the board of directors of the Company.

                  (e) "Cause" shall mean 1) misappropriation of funds, 2) substance abuse or habitual insobriety, 3) conviction of a crime involving moral turpitude, or 4) gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company or the Public or Operating Partnerships.

                  (f)      "Change of Control" shall mean:

                           i.       Any Person (except the Employee, his
Affiliates and Associates, UGI, any Subsidiary of UGI, any employee benefit plan of UGI or of any Subsidiary of UGI, or any Person or entity organized, appointed or established by UGI for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner in the aggregate of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of UGI (the "Outstanding UGI Common Stock") or (ii) the combined voting power of the then outstanding voting securities of UGI entitled to vote generally in the election of directors (the "UGI Voting Securities"), in either case unless the members of the Board in office immediately prior to such acquisition determine within five (5) business days of the receipt of actual notice of such acquisition that the circumstances do not warrant the implementation of the provisions of this Agreement; or

                           ii.      Individuals who, as of the  beginning of
any twenty-four (24) month period, constitute the UGI Board (the "Incumbent
UGI Board") cease for any reason to constitute at least a majority of the Incumbent UGI Board, provided that any individual becoming a director of UGI subsequent to the beginning of such period whose election or nomination for election by the UGI stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent UGI Board shall be considered as though such individual were a member of the Incumbent UGI Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of UGI (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), unless the members of the Board in office immediately before such cessation determine that the circumstances do not warrant the implementation of the provisions of this Agreement; or

                           iii.     Completion by UGI of a reorganization,
merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be, in any such case unless the members of the Board in office immediately prior to such Business Combination determine at the time of such Business Combination that the circumstances do not warrant the implementation of the provisions of this Agreement; or

                           iv.  (a)  Completion of a complete liquidation or
dissolution of UGI or (b) sale or other disposition of all or substantially all of the assets of UGI other than to a corporation with respect to which, following such sale or disposition, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding UGI Common Stock and UGI Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding UGI Common Stock and UGI Voting Securities, as the case may be, immediately prior to such sale or disposition, in any such case unless the members of the Board in office immediately prior to such sale or disposition determine at the time of such sale or disposition that the circumstances do not warrant the implementation of the provisions of this Agreement; or


                           v.       Completion by the Company, Public
Partnership or the Operating Partnership of a reorganization, merger or consolidation (a "Propane Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Company's voting securities or of the outstanding units of AmeriGas Partners, L.P. ("Outstanding Units") immediately prior to such Propane Business Combination do not, following such Propane Business Combination, Beneficially Own, directly or indirectly, (a) if the entity resulting from such Propane Business Combination is a corporation, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of such corporation in substantially the same proportion as their ownership immediately prior to such Combination of the Company's voting securities or the Outstanding Units, as the case may be, or, (b) if the entity resulting from such Propane Business Combination is a partnership, more than fifty percent (50%) of the then outstanding common units of such partnership in substantially the same proportion as their ownership immediately prior to such Propane Business Combination of the Company's voting securities or the Outstanding Units, as the case may be, unless, in any case, the members of the Board in office immediately prior to such Combination determine at the time of such Combination that the circumstances do not warrant the implementation of the provisions of this Agreement; or

                           vi.  (a)  Completion of a complete liquidation or
dissolution of the Company, the Public Partnership or the Operating
Partnership or (b) sale or other disposition of all or substantially all of the assets of the Company, the Public Partnership or the Operating Partnership other than to an entity with respect to which, following such sale or disposition, (I) if such entity is a corporation, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Company's voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Company's voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition, or, (II) if such entity is a partnership, more than fifty percent (50%) of the then outstanding common units is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Company's voting securities or of the Outstanding Units, as the case may be, immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Company's voting securities or of the Outstanding Units immediately prior to such sale or disposition, unless, in any case, the members of the Board in office immediately prior to such sale or disposition determine at the time of such sale or disposition that the circumstances do not warrant the implementation of the provisions of this Agreement; or

                           vii.     UGI and its Subsidiaries fail to own more
than fifty percent (50%) of the then outstanding general partnership interests of the Public Partnership or the Operating Partnership, unless, in any case, the members of the Board in office immediately prior to such failure determine at the time of such failure that the circumstances do not warrant the implementation of the provisions of this Agreement; or

                           viii.    UGI and its Subsidiaries fail to own more
than fifty percent (50%) of the then outstanding shares of common stock of the Company or more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, unless, in any case, the members of the Board in office immediately prior to such failure determine at the time of such failure that the circumstances do not warrant the implementation of the provisions of this Agreement; or

                           ix.      The Company is removed as the general
partner of the Public Partnership by vote of the limited partners of the Public Partnership, or is removed as the general partner of the Public Partnership or the Operating Partnership as a result of judicial or administrative proceedings involving the Company, the Public Partnership or the Operating Partnership.

                  (g) "Fair Market Value" of Common Units shall mean the average of the closing sales price thereof on the New York Stock Exchange for the five (5) trading days preceding the

Change of Control as reported on the Composite Tape for transactions on the New York Stock Exchange.

                  (h) "Good Reason Termination" shall mean a Termination of Employment initiated by the Employee upon one or more of the following occurrences:

                            (i) any failure of the Company to comply with and satisfy any of the terms of this Agreement;

                           (ii)  any significant involuntary reduction
                  of the authority, duties or responsibilities held by the Employee immediately prior to the Change of Control;

                          (iii) any involuntary removal of the Employee from the employment grade, compensation level, or officer positions which the Employee holds with the Company or, if the Employee is employed by a Subsidiary, with a Subsidiary, held by him immediately prior to the Change of Control, except in connection with promotions to higher office;

                           (iv) any involuntary reduction in the Employee's target level of annual and long-term compensation as in effect immediately prior to the Change of Control;

                            (v) any transfer of the Employee, without his express written consent, to a location which is outside the King of Prussia, Pennsylvania area (or the general area in which his principal place of business immediately preceding the Change of Control may be located at such time if other than King of Prussia,

                  Pennsylvania) by more than fifty miles, other than on a temporary basis (less than twelve (12) months); and

                        (vi) the Employee's being required to undertake business travel to an extent substantially greater than the Employee's business travel obligations immediately prior to the Change of Control.

                  (i) "Person" shall mean an individual or a corporation, partnership, trust, unincorporated organization, association, or other entity.

                  (j) "Subsidiary" shall mean any corporation in which UGI or the Company, as applicable, directly or indirectly, owns at least a fifty percent (50%) interest or an unincorporated entity of which UGI or the Company, as applicable, directly or indirectly, owns at least fifty percent (50%) of the profits or capital interests.

                  (k) "Termination Date" shall mean the date of receipt of the Notice of Termination described in Section 2 hereof or any later date specified therein, as the case may be.

                  (l) "Termination of Employment" shall mean the termination of the Employee's actual employment relationship with the Company and its Subsidiaries or Affiliates.

                  (m) "UGI Board" shall mean the Board of Directors of UGI.

                  2. Notice of Termination. Any Termination of Employment following a Change of Control shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 14 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific provision in this Agreement relied upon, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for the

Employee's Termination of Employment under the provision so indicated, and
(iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than fifteen (15) days after the giving of such notice).

                  3.       Severance Compensation upon Termination.

                  (a) Subject to the provisions of Section 11 hereof, in the event of the Employee's involuntary Termination of Employment for any reason other than Cause or in the event of a Good Reason Termination, in either event within three (3) years after a Change of Control, the Company shall pay to the Employee, upon the execution of a release, in the form required by the Company of its terminating executives prior to the Change of Control, within fifteen
(15) days after the Termination Date (or as soon as possible thereafter in the event that the procedures set forth in Section 11(b) hereof cannot be completed within fifteen (15) days), (i) an amount in cash equal to one (1.0) times the Employee's Base Compensation, and (ii) unless payment shall already have been made pursuant to the AmeriGas Propane, Inc. 1997 Long-term Incentive Plan, an amount equal to 110% of the Fair Market Value, as of the date of the Change of Control, of the Common Units subject to a grant which the Participant was awarded pursuant to the Plan, provided, however, that if the Change of Control occurs on or after October 1, 2000, the percentage of the Fair Market Value of Common Units to be used to calculate the amount payable pursuant to this clause
(ii) shall be 50%, in each case multiplied by a fraction not to exceed one (1) the numerator of which is the number of months commencing with the later of October 1, 1996 or the Employee's date of hire and continuing through the Salary Continuation

Period and the denominator of which is thirty-six (36), subject to customary employment taxes and deductions.

                  (b) In the event the Employee's 65th birthday would occur prior to twelve (12) months after the Termination Date, the aggregate cash amount determined as set forth in (a) above shall be reduced by multiplying it by a fraction, the numerator of which shall be the number of days from the Termination Date to the Employee's 65th birthday and the denominator of which shall be 365 days. No payment under (a) above shall be made to the Employee if the Termination Date occurs on or after the Employee's 65th birthday.

                  4. Other Payments. The payment due under Section 3 hereof shall be in addition to and not in lieu of any payments or benefits due to the Employee under any other plan, policy, or program of the Company, and its Subsidiaries or Affiliates, in effect at the time of the Change of Control.

                  5. Trust Fund. The Company sponsors an irrevocable trust fund pursuant to a trust agreement to hold assets to satisfy its obligations to employees under this Agreement. Funding of such trust fund shall occur as set forth in the agreement pursuant to which the fund has been established.

                  6.  Enforcement.

                  (a) In the event that the Company shall fail or refuse to make payment of any amounts due the Employee under Sections 3 and 4 hereof within the respective time periods provided therein, the Company shall pay to the Employee, in addition to the payment of any other sums provided in this Agreement, interest, compounded daily, on any amount remaining unpaid from the date payment is required under Section 3 or 4, as appropriate, until paid to the Employee, at the rate from time to time announced by Mellon Bank, N.A. as its "prime rate" plus one percent (1%), each change in such rate to take effect on the effective date of the change in such prime rate.

                  (b) It is the intent of the parties that the Employee not be required to incur any expenses associated with the enforcement of his rights under this Agreement by arbitration, litigation, or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Employee hereunder. Accordingly, the Company shall pay the Employee on demand the amount necessary to reimburse the Employee in full for all reasonable expenses (including all attorneys' fees and legal expenses) incurred by the Employee in enforcing any of the obligations of the Company under this Agreement.

                  7. No Mitigation. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise.

                  8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in or rights under any benefit, bonus, incentive, or other plan or program provided by the Company, or any of its Subsidiaries or Affiliates, and for which the Employee may qualify.

                  9. No Set-Off. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense, or other right which the Company may have against the Employee or others.

                  10. Taxes. Any payment required under this Agreement shall be subject to all requirements of the law with regard to the withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

                  11.      Certain Reduction of Payments.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to the taxation under Section 4999 of the Code. For purposes of this Section 11, present value shall be determined in accordance with Section 280G(d)(4) of the Code, as it may be amended, or the successor section, in effect at the time of the determination.

                  (b) All determinations to be made under this Section 11 shall be made by Coopers & Lybrand (or the Company's independent public accountant immediately prior to the Change of Control if other than Coopers & Lybrand and Coopers & Lybrand declines or is unable to serve (the "Accounting Firm")), which firm shall provide its determinations and any supporting calculations both to the Company and the Employee within ten (10) days of the Termination Date. Any such determination by the Accounting Firm shall be binding upon the Company and the Employee. The Employee shall then have the right to determine which of the Agreement Payments shall be eliminated or reduced in order to produce the Reduced Amount in accordance with the requirements of this Section. Within five (5) days after this determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of the Employee such amounts as are then due to the Employee under this Agreement.

                  (c) As a result of the uncertainty in the application of
Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments, as the case may be, will have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which have not been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. Within two (2) years after the Termination of Employment, the Accounting Firm shall review the determination made by it pursuant to the preceding paragraph and the Company shall cooperate and provide all information necessary for such review. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Employee which the Employee shall repay to the Company together with interest from the date of payment under this Agreement at the applicable Federal rate provided for in Section 7872(f)(2) of the Code (the "Federal Rate"); provided, however, that no amount shall be payable by the Employee to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee together with interest from the date of payment under this Agreement at the Federal Rate.

                  (d) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subsections (b) and (c) above shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to subsections (b) and (c) above, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Accounting Firm.

                  12. Term of Agreement. The term of this Agreement shall be for five (5) years from the date hereof and shall be automatically renewed for successive one (1) year periods unless the Company notifies the Employee in writing that this Agreement will not be renewed at least sixty (60) days prior to the end of the current term; provided, however, that (i) after a Change of Control during the term of this Agreement, this Agreement shall remain in effect until all of the obligations of the parties hereunder are satisfied or have expired, and (ii) this

Agreement shall terminate if, prior to a Change of Control, the employment of the Employee with the Company or any of its Subsidiaries, as the case may be, shall terminate for any reason.

                  13. Successor Company. The Company shall require any successor or successors (whether direct or indirect, by purchase, merger or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to acknowledge expressly that this Agreement is binding upon and enforceable against the Company in accordance with the terms hereof, and to become jointly and severally obligated with the Company to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or successions had taken place. Failure of the Company to notify the Employee in writing as to such successorship, to provide the Employee the opportunity to review and agree to the successor's assumption of this Agreement or to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, the Company shall mean the Company as hereinbefore defined and any such successor or successors to its business and/or assets, jointly and severally.

                  14. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

                  If to the Company, to:

                           AmeriGas Propane, Inc.
                           460 North Gulph Road
                           King of Prussia, PA 19406
                           Attention:  Corporate Secretary


                  If to the Employee, to:





or to such other names or addresses as the Company or the Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section; provided, however, that if no such notice is given by the Company following a Change of Control, notice at the last address of the Company or to any successor pursuant to Section 13 hereof shall be deemed sufficient for the purposes hereof. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five (5) days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

                  15. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

                  16. Contents of Agreement, Amendment, and Assignment. This Agreement supersedes all prior agreements, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment executed by the Employee and the Company's Chief Executive Officer. The provisions of this Agreement may require a variance from the terms and conditions of certain compensation or bonus plans under circumstances where such plans would not provide for payment thereof in order to obtain the maximum benefits for the Employee. It is the specific intention of the parties that the provisions of this Agreement shall supersede any provisions to the contrary in such plans, and such plans shall be deemed to have been amended to correspond with this Agreement without further action by the Company or the Board.

                  17. No Right to Continued Employment. Nothing in this Agreement shall be construed as giving the Employee any right to be retained in the employ of the Company and its Affiliates.

                  18. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee and the Company hereunder shall not be assignable in whole or in part.

                  19. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

                  20. Remedies Cumulative; No Waiver. No right conferred upon the Employee by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof.

                  21. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                  22. Arbitration. In the event of any dispute under the provisions of this Agreement other than a dispute in which the sole relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in King of Prussia, Pennsylvania, or such other location as the parties mutually agree, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before one arbitrator who shall be an executive officer or former executive officer of a publicly traded corporation, selected by the parties. The arbitrator shall prepare a written opinion containing the reasons and basis supporting his decision. Any award entered by the arbitrator shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrator shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. The Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrator and any expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses).

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.



ATTEST:
    [Seal]                          AMERIGAS PROPANE, INC.


                                    By
-----------------------               -------------------------
    Robert H. Knauss                      Lon R. Greenberg
    Secretary                       Its:  Chariman, President and
                                          Chief Executive Officer


-----------------------             ---------------------------
     Witness                             Employee